SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 23, 2008

Date of Report
(Date of earliest
event reported)

CONSOLIDATED-TOMOKA LAND CO.
(exact name of registrant as specified in its charter)

FLORIDA 0-5556 59-0483700
(State or other (IRS Employer
jurisdiction Identification
of incorporation) (Commission File Number) Number)

1530 Cornerstone Boulevard, Suite 100
Daytona Beach, Florida 32117
(Address of principal executive offices) (Zip Code)

(386)274-2202
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the securities
Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K, January 23, 2008
CONSOLIDATED-TOMOKA LAND CO.
COMMISSION FILE NO. 0-5556
EMPLOYER ID NO. 59-0483700

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointmnet of Certain Officers; Compensatory Arrangements of Certain Officers

On January 23, 2008, Mr. Bob D. Allen notified Consolidated-Tomoka Land Co. (the "Company") of his decision to resign from the Board of Directors of the Company as director and Chairman of the Board with such resignations to be effective at the 2008 annual meeting of shareholders of the Company.  He will continue to serve on the Board and as Chairman through the 2008 annual meeting of shareholders.  Mr. Allen did not resign as a result of any disagreement with the Company on any matter.

The Board's nomination of a director to replace Mr. Allen will be included in the Proxy Statement in addition to the Board's nominations for directors in Class II, whose terms will expire in 2008.

The 2008 annual meeting of shareholders is expected to be held on April 23, 2008, and proxy materials are expected to be mailed to shareholders beginning on March 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CONSOLIDATED-TOMOKA LAND CO.

Date: January 23, 2008                        By:/S/William H. McMunn
                                    William H. McMunn
                                    President and Chief Executive Officer